EXHIBIT 10.11

This will set forth the terms of an employment contract offered by U.S. Opportunity Search, Inc. to Ronald P. Spinello, pursuant to Par 8 (b) (ii) of an agreement between U.S. Opportunity Search, Inc. and Spintech, dated September 21, 1994.

                  EMPLOYMENT CONTRACT TERMS: Ronald P. Spinello

1.    SALARY:

Starting salary beginning at closing of Bridge Financing:
Chairman & director of Research:    $110,000
On-going yearly salary increases:   10% per year.

2.    TERM:

Five years beginning at date of closing of Bridge Financing Contract to specify that termination will be only for fraud or mental incompetence.

3.    INCENTIVES:

Paid medical insurance policies and paid vacations are provided beginning at closing of the Bridge Financing. Bonuses, profit sharing formulas, stock options, retirement benefits and paid life insurance policies shall be phased in at appropriate times, and at the discretion of the Board of Directors.

4.    REIMBURSEMENT:

Short Term: Pay back of any short term loans made by Ronald Spinello to Spintech during the interim period between July 27, 1994 and the date of closing shall be paid back by the first round of money provided by the Bridge Financing. Pay back of accrued wages owed Ronald Spinello from July 27, 1994 to date of closing to be paid back by the first round of money provided by the Bridge Financing. Long
Term:

Pay back of accrued back pay, loans and interest owed by Spintech to Ronald Spinello, Henry Thornton and Kevin Pollard to be paid back at the date of closing of the final funding of $2.7 Mn.

5. BONUS:

A $500,000 bonus, payable five years from the date of closing of the final funding of $2.7 Mn. shall be paid to Ronald Spinello if all bottom line pre-tax profit projections for each year have been met according to the schedule attached hereto.

U.S. OPPORTUNITY SEARCH, INC.



By: /s/ Leonard Osser
    --------------------------------
        Leonard Osser, President

Date: September 21, 1994



/s/ Ronald P. Spinello, D.D.S.
-----------------------------------
    Ronald P. Spinello, D.D.S

     EMPLOYMENT AGREEMENT made as of November 10, 1995 among U.S. Opportunity Search, Inc. ("USOS"), Spintech, Inc. ("Spintech") and Ronald P. Spinello (the "Executive").

WITNESSETH

     WHEREAS, Executive and USOS have previously executed a memorandum entitled "Employment Contract Terms" (the "Memorandum"); and

     WHEREAS the parties wish to confirm that the Memorandum constitutes a binding employment agreement to be assumed hereunder by Spintech and guaranteed by USOS.

     NOW, THEREFORE, the parties agree as follows:

     1. Each of the parties hereby confirms that the Memorandum constitutes a binding agreement of employment among the parties thereto and sets forth all of the material terms and conditions of employment, except that the term of employment shall be five years commencing on the date hereof and compensation shall be at the annual rate of $121,000, $133,100, $146,410, $161,051 and
$177,156 for the 1st, 2nd, 3rd, 4th and 5th years of the term. The Memorandum is hereby incorporated herein with the same force and effect as if set forth in full. In addition, the Executive shall be entitled to the following additional benefits:

     (a) Four weeks of paid vacation during each year of the term.

     (b) Paid holidays in accordance with the Company's usual holiday schedule and one week of paid "sick pay".

     (c) Paid medical insurance policies and disability coverage.

     (d) To the extent the Executive qualifies, participation in, or benefits under, any employee benefit plan, arrangement or perquisite generally made available by the Company to its key executives.

     (e) Bonuses, profit sharing formulas, stock options, retirement benefits and paid life insurance policies, as phased in at appropriate times at the discretion of the Board of Directors.

     (f) A $500,000 bonus, payable five years from the date of closing of the acquisition if aggregate pre-tax profits for such five years are at least 4,000,000.

     2. Spintech hereby assumes all of the obligations and succeeds to all of the rights of USOS under the Memorandum and the Executive agrees to work for Spintech loyally and faithfully as a full-time employee; it being understood and agreed that if at any time after January 1, 1998 Spintech has not paid the benefits set forth in paragraph (e) above, or if at any time after the date hereof Leonard Osser has ceased to be the controlling shareholder of USOS, then nothing contianed in this paragraph shall preclude the Executive from engaging in other non-competitive business activities, so long as such activities do not impair his ability to continue to render essentially full-time services to Spintech.

     3. USOS hereby guarantees to the Executive the full performance of all obligations of Spintech hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                         U. S. OPPORTUNITY SEARCH, INC.



                         by:__ /s/ Leonard Osser
                               -----------------
                              Leonard Osser, President



                         SPINTECH, INC.



                         by:__/s/ Glenn R. Spinello
                               --------------------
                              Glenn R. Spinello, Vice President

                              /s/ Ronald P. Spinello
                              ----------------------
                                  Ronald P. Spinello


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